                                                                 EXHIBIT 23



         Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in Registration Statement
No. 33-92184 of Starbucks Corporation on Form S-8 of our report dated September 21,2005, appearing in the Annual Report on Form 11-K of Starbucks Corporation Employee Stock Purchase Plan - 1995 for the year ended June 30, 2005.


/s/ Grant Thornton LLP

Seattle, Washington
September 21, 2005